UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 12, 2013

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2013, RTI Surgical, Inc. entered into a distribution agreement with Medtronic Sofamor Danek USA, Inc. (“Medtronic”), pursuant to which Medtronic will distribute certain allograft implants for use in spinal, general orthopaedic and trauma surgery. Under the terms of the agreement, Medtronic will be a non-exclusive distributor except for certain specified implants for which Medtronic will be the exclusive distributor. Medtronic will maintain its exclusivity with respect to these specified implants unless the cumulative fees received by us from Medtronic in respect of these specified implants decline by a certain amount during any trailing 12-month period.

The initial term of the agreement will continue through December 31, 2017, unless earlier terminated in accordance with the agreement. This initial term will automatically renew for successive five-year periods, unless either party provides written notice of its intent not to renew at least one year prior to the expiration of the initial term or the applicable renewal period. The agreement supersedes and replaces our prior distribution agreement with Medtronic which would have expired in accordance with its terms in June 2014.

The agreement specifies the transfer fees for our implants through the end of 2013 and for 2014 such fees shall be adjusted in accordance with the fee schedule. If we are unable to agree with Medtronic on transfer pricing for any renewal term before the commencement of such renewal term, the fees for each calendar year during such renewal term may increase annually based on consumer price index (CPI) changes. We have agreed to pay Medtronic royalties on certain spinal allografts during the initial term of the agreement.

In addition, the agreement contemplates the continued joint-development of new implants between us and Medtronic. To the extent that we jointly develop new products during the term of the agreement, Medtronic shall have exclusive rights as distributor of such new products and we will agree with Medtronic upon the transfer fees for such products.

The agreement contains customary mutual confidentiality and indemnification provisions.

The foregoing summary is a description of the material terms of the distribution agreement and does not purport to be complete. We will file the distribution agreement, subject to any confidential treatment requested, as an exhibit to our annual report on Form 10-K for the year ended December 31, 2013.

Item 8.01.	Other Events.

On October 16, 2013, the Company issued a press release announcing preliminary revenue results for the quarter ended September 30, 2013 and the Company entered into a new agreement with Medtronic Sofamor Danek USA, Inc. to process allograft implants for use in spinal surgeries. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document

99.1	Press Release issued by the Company dated October 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: October 18, 2013	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

RTI Surgical, Inc.

Form 8-K Current Report

Exhibit Number	Description of Document

99.1	Press Release issued by the Company dated October 16, 2013.